Exhibit (a)(2)

AMENDED AND RESTATED DECLARATION OF TRUST
OF
NILSINE PARTNERS NP1X FUND
A Delaware statutory trust
Dated as of December 4, 2025

TABLE OF CONTENTS
Page
ARTICLE I NAME AND DEFINITIONS 1.1 Name 1.2 Definitions	1 1 1
ARTICLE II PURPOSE	3
ARTICLE III  TRUSTEES
3.1  Powers
3.2  Legal Title
3.3  Number of Trustees; Term of Office
3.4  Election of Trustees
3.5  Resignation and Removal
3.6  Vacancies
3.7  Committees; Delegation
3.8  Quroum; Voting
3.9  Action Without a Meeting; Participation by Electronic Means
3.10  Bylaws
3.11  No Bond Required
3.12  Reliance on Experts, Etc.
3.13  Fiduciary Duty
3 3 7 7 7 8 8 8 9 9 9 9 9 10
ARTICLE IV CONTRACTS 4.1 Distribution Contract 4.2 Advisory or Management Contracts 4.3 Affiliations of Trustees or Officers, Etc.	10 10 10 10
ARTICLE V  LIMITATION OF LIABILITY; INDEMNIFICATION
5.1  No Personal Liability for Shareholders, Trustees, Etc.
5.2  Execution of Documents; Notice; Apparent Authority
5.3  Indemnification of Trustees, Officers, Etc.
11 11 11 12
ARTICLE VI  SHARES OF BENEFICIAL INTEREST
6.1  Beneficial Interest
6.2  Other Securities
6.3  Designation of Classes
6.4  Rights of Shareholders
6.5  Trust Only
6.6  Issuance of Shares
6.7  Register of Shares
6.8  Share Certificates
6.9  Transfer of Shares
6.10  Voting Powers
6.11  Meetings of Shareholders
6.12  Action Without a Meeting
6.13  Quorum and Required Vote
6.14  Delivery of Electronic Transmission or Otherwise
13 13 13 14 14 14 15 15 15 15 16 16 16 16 17
6.15 Additional Provisions 6.16 Removal of Trustees by Shareholders	17 17
ARTICLE VII REPURCHASE AND REDEMPTION OF COMMON SHARES 7.1 Repurchase of Shares 7.2 Price 7.3 Repurchase by Agreement 7.4 Involuntary Redemption; Disclosure of Ownership	17 17 18 18 18
ARTICLE VIII DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS 8.1 By Whom Determined 8.2 Distributions 8.3 Allocations and Distributions for Tax Purposes	19 19 19 19
ARTICLE IX  DURATION; DISSOLUTION AND TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.
9.1  Duration and Termination
9.2  Amendment Procedure
9.3  Merger, Consolidation, and Sale of Assets
9.4  Conversion to Other Business Entities
9.5  Incorporation
19 19 20 21 21 21
ARTICLE X  MISCELLANEOUS
10.1  Registered Agent; Registered Office
10.2  Governing Law
10.3  Counterparts
10.4  Reliance by Third Parties
10.5  Provisions in Conflicts of Law or Regulations
10.6  Use of Name
10.7  Derivative Actions
10.8  General Direct Actions
10.9  Inspection of Records and Reports
10.10  Exclusive Delaware Jurisdiction
10.11  Waiver of Jury Trial
10.12  Conversion
10.13  Section Headings; Interpretation
22 22 22 22 22 23 23 23 24 25 25 26 26 26

AMENDED AND RESTATED DECLARATION OF TRUST
OF
NILSINE PARTNERS NP1X FUND

THIS AMENDED AND RESTATED DECLARATION OF TRUST (this “Declaration”) of Nilsine Partners NP1X Fund, a Delaware statutory trust (the “Trust”), is made and entered into as of December 4, 2025 (“Effective Date”), by and among the individuals executing this Declaration as Trustees and the holders from time to time of the shares of beneficial interest in the Trust issued hereunder.
RECITALS
WHEREAS, the Trustees desire to amend and restate, in its entirety, the Declaration of Trust (the “Original Declaration”) made on October 3, 2025; and

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

NOW THEREFORE, this Declaration shall amend and restate the Original Declaration, in its entirety, and the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

ARTICLE I
NAME AND DEFINITIONS

Section 1.1     Name.  The name of the trust created hereby is “Nilsine Partners NP1X Fund,” in which name, or other name from time to time as the Trustees may determine, the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein.  The Trustees may, without Shareholder approval, change the name of the Trust or any class and adopt such other name as they deem proper.

Section 1.2     Definitions.  Wherever they are used herein, the following terms have the following meanings:

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust.  References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

“Affiliate” shall have the meaning of “Affiliated Person” set forth in Section 2(a)(3) of the 1940 Act.

“Bylaws” shall mean the Bylaws of the Trust as amended from time to time.

“class” or “class of Shares” shall refer to the division of Shares into two or more classes as provided in Article VI hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Shares” shall mean Shares that do not have preference over any other class of Shares with respect to the payment of dividends or distributions upon liquidation, termination, or winding up of the affairs of the Trust.

“Declaration” shall mean this Declaration of Trust as amended from time to time.  This Declaration and any Bylaws of the Trust shall constitute the governing instrument of the Trust.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Distributor” shall have the meaning set forth in Section 4.1.

“General Direct Action” shall mean an action, suit, or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud, or otherwise or is based on common law, statutory, equitable, legal, or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a series or class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit, or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

“Investment Adviser” shall have the meaning set forth in Section 4.2.

“Majority Shareholder Vote” (i) with respect to matters voted upon by all Shareholders voting as a single class, shall have the meaning of “majority of the outstanding voting securities of a company” set forth in Section 2(a)(42) of the 1940 Act; and (ii) with respect to any other matter required to be submitted to the outstanding voting Shares, shall have the meaning of “majority of the outstanding voting securities” of a class or series set forth in Rule 18f-2(h) under the 1940 Act.

“Person” shall mean an individual, a company, a corporation, partnership, trust (statutory or common law), or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality, or other political subdivision or any governmental agency or instrumentality.

“Principal Underwriter” shall have the meaning set forth in Section 2(a)(29) of the 1940 Act.

“series” or “series of Shares” shall refer to the division of Shares into two or more series as provided in Article VI hereof.

“Shareholder” shall mean a record owner of Shares.

“Shares” shall mean the units of interest into which the beneficial interest in the Trust (or, if more than one series or class is authorized, each series or class thereof) shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by this Declaration, as from time to time amended.  All provisions herein relating to the Trust shall apply equally to each series or class of Shares except as the context otherwise requires.

“Trustee” or “Trustees” shall mean the individual who has signed this Declaration, so long as he or she shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified, and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity or capacities as trustees hereunder.  Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

ARTICLE II
PURPOSE

The purpose of the Trust is to provide investors a managed investment primarily in securities and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration.

ARTICLE III
TRUSTEES

Section 3.1     Powers.  The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control, and authority over the Trust Property and over the conduct of the affairs of the Trust as set forth in this Declaration, including such power, control, and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient, or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by the Delaware Act.  The enumeration of any specific power, control, or authority herein shall not be construed as limiting the aforesaid power, control, and authority or any other specific power, control, or authority.  The Trustees shall have all powers necessary or convenient to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies, and dependencies of the United States and in any foreign countries.  In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.  Such powers of the Trustees may be exercised without order of or resort to any court.

Without limiting the foregoing, the Trustees shall have the power:

(a)     To enter into contracts of any nature related to the business of the Trust.

(b)     To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase, or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, purchase, or write options on, lend, enter into contracts for the future acquisition or delivery of, or otherwise deal in or dispose of, securities, indices, currencies, commodities, or other property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers acceptances, and other securities, commodities, or contracts of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, the U.S. Government or any foreign government or any political subdivision of the U.S. Government or any foreign government, or any domestic or international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities; to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments.

(c)     To appoint agents and employees of the Trust, which agents and employees may be designated as officers of the Trust with corresponding titles as the Trustees may determine in their discretion.

(d)     To exercise all rights, powers, and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute, and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement, and enhancement in value of all such securities and to delegate, assign, waive, or otherwise dispose of any of such rights, powers, or privileges.

(e)     To exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust’s ownership of securities.

(f)     To declare and pay dividends and distributions to Shareholders.

(g)     To acquire (by purchase, lease, or otherwise) and to hold, use, maintain, develop, and dispose of (by sale, lease, or otherwise) any property, real or personal, and any interest therein.

(h)     To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting the Trust Property to security interests; and to lend Trust Property.

(i)     To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve, or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures, and other obligations of any such Person; and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

(j)     To enter into joint ventures, general or limited partnerships, and any other combinations or associations.

(k)     To purchase and pay for entirely out of Trust Property liability, casualty, property, and other insurance, including, without limitation, insurance policies insuring the Shareholders, Trustees, officers, employees, and agents of the Trust, the Investment Adviser, the Distributor, and dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, whether or not the Trust would have the power, under provisions of applicable law, to indemnify such Person against such liability.

(l)     To establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive, and benefit plans for any Trustees, officers, employees, or agents of the Trust.

(m)     To the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees, and agents of the Trust, the Investment Adviser, the Distributor, the transfer agent, the custodian, and dealers.

(n)     To incur and pay any charges, taxes, and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Trust, and to pay from the funds of the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

(o)     To prosecute or abandon and to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

(p)     To exercise the right to consent, and to enter into releases, agreements, and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation, or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Trust.

(q)     To join with other security holders in acting through a committee, depository, voting trustee, or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository, or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository, or trustee as the Trustees shall deem proper.

(r)     To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

(s)     To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

(t)     To employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities.

(u)     To retain a transfer or similar agent or a shareholder servicing agent, or both.

(v)     To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters, or both, or otherwise, including pursuant to one or more distribution plans of any kind.

(w)     To interpret the investment policies, practices, or limitations of the Trust.

(x)     To set record dates for the determination of Shareholders with respect to various matters.

(y)     To take such actions as are authorized, incidental, or required to be taken by the Trustees pursuant to other provisions of this Declaration.

(z)     To engage in any other lawful act or activity in which statutory trusts organized under the laws of State of Delaware may engage, including, but not limited to, any and all acts permitted of a closed-end company and “interval fund” under the 1940 Act.

The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation.  To the fullest extent permitted by law, any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.  Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

Section 3.2     Legal Title.  Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act; provided that, the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form, or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise.  No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust.  To the extent title to the Trust Property has been vested in the Trustees, the right, title, and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee.  Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, such Trustee shall automatically cease to have any right, title, or interest in any of the Trust Property, and the right, title, and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.3     Number of Trustees; Term of Office.  The initial Trustee shall be the person initially signing this Declaration.  The number of Trustees shall be the number of persons so signing until changed by the Trustees, and the Trustees may fix the number of Trustees from time to time; provided that, the number of Trustees shall at all times be at least one but not more than 15.  Each of the Trustees executing this Declaration and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until their successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 3.6 hereof.

Section 3.4     Election of Trustees.  Trustees may succeed themselves in office.  Trustees may be elected at a Shareholders’ meeting.  Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act.  To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time.  At such a Shareholders’ meeting, Trustees shall be elected by a plurality of the votes validly cast.  The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.  The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration.  The Trustees may determine by resolution those Trustees, if any, that shall be elected by Shareholders of a particular class of Shares (i.e., by a class of preferred Shares issued by the Trust) prior to the initial offering of such class of Shares.  Trustees need not own Shares.

Section 3.5     Resignation and Removal.  Any Trustee may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by them and delivered to the Chair of the Board of Trustees, or the Secretary or any Assistant Secretary of the Trust, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument.  Any of the Trustees may be removed (i) with or without cause by the affirmative vote of two-thirds of the remaining Trustees (provided that the aggregate number of Trustees after such removal shall not be less than two), or (ii) by the Shareholders pursuant to Section 6.16 hereof.

Section 3.6     Vacancies.  The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation, or removal (whether pursuant to Section 3.5 hereof or otherwise), bankruptcy, adjudication of incompetence, or other incapacity to perform the duties of the office of a Trustee.  A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 3.3 hereof.  No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration.  In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office; provided that, such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act and no such appointment shall become effective until the person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 3.4 or this Section 3.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

Section 3.7     Committees; Delegation.  The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income and the power to declare a dividend or other distribution on the Shares of any series or class), subject to any limitations contained in the Bylaws, and in general to delegate from time to time to one or more of their number or to one or more officers, employees, or agents of the Trust any or all of their powers, authorities, duties, and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient (including but not limited to the power to declare a dividend or other distribution on the Shares of any series or class); provided that, the Trustees shall not have the power to delegate to anyone the power:

(a)     to change the principal office of the Trust;

(b)     to amend the Bylaws;

(c)     to issue Shares of any series or class;

(d)     to elect or remove from office any Trustee or the Chair of the Board of Trustees, the President, the Chief Financial Officer, the Treasurer, or the Secretary of the Trust;

(e)     to increase or decrease the number of Trustees;

(f)     to declare a dividend or other distribution on the Shares of any series or class; or

(g)     to authorize any merger, consolidation, or sale, lease, or exchange of all or substantially all of the Trust Property.

Section 3.8     Quorum; Voting.  At all meetings of the Trustees, the presence of one-third of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business.  When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the Bylaws, or the 1940 Act.

Section 3.9     Action Without a Meeting; Participation by Electronic Means.  Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings.  Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or other means if all individuals participating can hear each other at the same time.  Participation in a meeting by these means shall constitute presence at the meeting.

Section 3.10     Bylaws.  The Trustees may adopt Bylaws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and the Trustees may amend or repeal such Bylaws.

Section 3.11     No Bond Required.  No Trustee shall be obligated to give any bond or other security for the performance of any of their duties hereunder.

Section 3.12     Reliance on Experts, Etc.  Each Trustee, officer, agent, and employee of the Trust shall, in the performance of their duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (i) by any of the officers or employees of the Trust, (ii) by the Investment Adviser, the Distributor, the custodian, or the transfer agent, or (iii) by any accountants, selected dealers, or appraisers or other agents, experts, or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert, or consultant may also be a Trustee.  The Trustees, officers, agents, and employees of the Trust may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

Section 3.13     Fiduciary Duty.  The Trustees owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law.  Notwithstanding anything to the contrary in this Declaration, nothing in the Declaration that modifies, restricts, or eliminates the duties or liabilities of the Trustees and officers shall apply to, or in any way limit the duties (including state law fiduciary duties of loyalty and care), or liabilities for the breach of such duties, of such persons with respect to, claims arising under the federal securities laws.  For the avoidance of doubt, the Trustees and officers of the Trust shall have the benefit of the business judgment rule in the performance of their duties to the Trust and the Shareholders.

ARTICLE IV
CONTRACTS

Section 4.1     Distribution Contract.  The Trust may from time to time enter into a distribution contract with another Person (the “Distributor”) providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more series or class to the Distributor or appoint the Distributor its sales agent for the Shares.  Such contract may provide that the Distributor may enter into contracts with other persons to sell the Shares on behalf of the Distributor and the Trust.  Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the Bylaws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the Bylaws as the Trustees may in their discretion determine.

Section 4.2     Advisory or Management Contracts.  Subject to approval by a Majority Shareholder Vote to the extent required by the 1940 Act, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (the “Investment Advisers”) pursuant to which the Investment Adviser or Advisers shall agree to furnish to the Trust management, investment advisory, statistical and research facilities, or other services.  Such contract shall contain such other terms and conditions, if any, as may be prescribed in the Bylaws and such further terms and conditions not inconsistent with the provisions of this Article IV, the Bylaws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by the Trust and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Trust’s investments.

Section 4.3     Affiliations of Trustees or Officers, Etc.  The fact that any Shareholder, Trustee, officer, agent, or employee of the Trust is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser, or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter, or distributor contract or custodian, transfer agent, disbursing agent, or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent, or employee of the Trust from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, or the Shareholders.

ARTICLE V
LIMITATION OF LIABILITY; INDEMNIFICATION

Section 5.1     No Personal Liability for Shareholders, Trustees, Etc.  No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations, or affairs of the Trust.  No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.  All Persons extending credit to, contracting with, or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract, or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees, or agents, whether past, present, or future, shall be personally liable therefor.  No Trustee, officer, employee, or agent of the Trust shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations, or affairs of the Trustees or the Trust. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee, or agent (including, without limitation, the Investment Advisers, the Distributor, the custodian, and the transfer agent) of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.  No Trustee, officer, employee, or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust, including for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), gross negligence, or reckless disregard of his or her duties involved in the conduct of his or her office and shall not be liable for errors of judgment or mistakes of fact or law.

Section 5.2     Execution of Documents; Notice; Apparent Authority.  Every note, bond, contract, instrument, certificate, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.  Every note, bond, contract, instrument, certificate, or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees, or agents of the Trust individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees, and agents of the Trust individually.  No purchaser, lender, transfer agent, or other Person dealing with the Trustees or any officer, employee, or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee, or agent of the Trust or make inquiry concerning or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of such officer, employee, or agent of the Trust.

Section 5.3     Indemnification of Trustees, Officers, Etc.

(a)     Indemnification.  The Trust shall indemnify each of its current and former Trustees, officers, employees, and agents (including any individual who serves at its request as director, officer, partner, trustee, or the like of another organization in which it has any interest as a shareholder, creditor, or otherwise) against all liabilities and expenses, including but not limited to all claims, demands, costs, losses, expenses, damages, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by them in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which they may be or may have been involved as a party or otherwise or with which they may be or may have been threatened, while acting as Trustee or as an officer, employee, or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of them being or having been such a Trustee, officer, employee, or agent or otherwise relating to any act, omission, or obligation of the Trust.  No individual shall be indemnified hereunder against any liability to the Trust or the Shareholders by reason of willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.  In addition, no such indemnity shall be provided with respect to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee, or agent of the Trust, pursuant to a consent decree or otherwise, either for said payment or for any other expenses unless there has been a determination that such Person did not engage in willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.  All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (i) a majority vote of a quorum consisting of disinterested Trustees who are not parties to the proceeding relating to indemnification, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (iii) a vote of Shareholders (excluding Shares owned of record or beneficially by such individual).  In addition, unless a matter is disposed of with a court determination (x) on the merits that such Trustee, officer, employee, or agent was not liable, or (y) that such Person was not guilty of willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office, no indemnification shall be provided hereunder unless there has been a determination by independent legal counsel in a written opinion or by vote of a majority of the disinterested Trustees that such Person did not engage in willful misfeasance (within the meaning of Section 17(h) of the 1940 Act), bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office, based upon a review of readily available facts (as opposed to a full trial-type inquiry).  The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustees, officers, employees, and agents may now or hereafter be entitled, shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.  Nothing contained herein shall affect any rights to indemnification to which personnel, including Trustees, officers, employees, and agents, may be entitled by contract or otherwise under law.

(b)     Advance Payments, Etc.  The Trustees may make advance payments out of the assets of the Trust in connection with the expense of defending any action with respect to which indemnification might be sought under this Section 5.3.  The indemnified Trustee, officer, employee, or agent of the Trust shall give a written undertaking to reimburse the Trust in the event it is subsequently determined that they are not entitled to such indemnification and (i) the indemnified Trustee, officer, employee, or agent of the Trust shall provide security for their undertaking, (ii) the Trust shall be insured against losses arising by reason of lawful advances, or (iii) a majority of a quorum of disinterested Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.  The rights accruing to any Trustee, officer, employee, or agent of the Trust under these provisions shall not exclude any other right to which they may be lawfully entitled and shall inure to the benefit of their heirs, executors, administrators, or other legal representatives.  In making a determination under this Section 5.3, the disinterested trustees or legal counsel making the determinations shall afford the Trustee, officer, employee, or agent a rebuttable presumption that the Trustee, officer, employee, or agent has not engaged in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of the Trustee, officer, employee, or agent’s office.

ARTICLE VI
SHARES OF BENEFICIAL INTEREST

Section 6.1     Beneficial Interest.  The beneficial interest in the Trust shall be divided into an unlimited number of transferable shares of beneficial interest (“Shares”).  Such shares of beneficial interest may be issued in different classes and/or series of beneficial interests.  All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.  The Trustees may hold treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or class repurchased or redeemed at their discretion from time to time.

Section 6.2     Other Securities.  The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable, or appropriate, having such terms, rights, preferences, privileges, limitations, and restrictions as the Trustees see fit, including preferred interests, debt securities, or other senior securities.  To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders.  Any such supplement or amendment shall be filed as is necessary.  In addition, any such supplement or amendment may set forth the rights, powers, preferences, and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences, and privileges of any such preferred shares under the Trust’s governing instrument.  To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers, and privileges of the preferred shares, such amendment or supplement shall control.  The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3     Designation of Classes.  Subject to the provisions of this Section 6.3, the Trust shall initially consist of the classes of Shares as approved by the sole Trustee as of the date hereof.  The class of Shares as approved by the sole Trustee as of the date hereof is hereby established and is referred to as the “Initial Class.”  The establishment of any class of Shares (other than the Initial Class) shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such class of Shares, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such class of Shares, any registration statement as filed with the Commission, as from time to time in effect, any amendment and/or restatement of this Declaration, or as otherwise provided in such resolution.  The relative rights and preferences of each class of Shares (including the Initial Class) shall be as set forth herein and as set forth in any registration statement as filed with the Commission, as from time to time in effect, relating thereto, unless (with respect to any class of Shares other than the Initial Class) otherwise provided in the resolution establishing such class of Shares.  Any action that may be taken by the Trustees with respect to any class of Shares, including any addition, modification, division, combination, classification, reclassification, change of name, or termination may be made in the same manner as the establishment of such class of Shares.

Section 6.4     Rights of Shareholders.  Shares shall be deemed to be personal property giving only the rights provided in this Declaration.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.  The right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights, or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.  The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights, except as the Trustees may otherwise approve, including pursuant to Section 6.2.

Section 6.5     Trust Only.  The Trust shall be a Delaware statutory trust organized under the Delaware Act.  It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each Shareholder from time to time.  It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust.  Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.6     Issuance of Shares.

(a)     General.  The Trustees may from time to time, without a vote of the Shareholders, issue and sell or cause to be issued and sold Shares.  All such Shares, when issued in accordance with the terms of this Section 6.6, shall be fully paid and nonassessable.

(b)     On Merger or Consolidation.  In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses, or stock of another Person, the Trustees may issue or cause to be issued Shares and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities; provided that, the funds of the Trust are permitted by law to be invested in such assets, businesses, or stock.

(c)     Fractional Shares.  The Trustees may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends and distributions.

Section 6.7     Register of Shares.  A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each series or class, the number of Shares of each such series or class held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to regulated investment companies.  Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each series or class.  No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Shareholder as herein or in the Bylaws provided, until they have given their address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section 6.8     Share Certificates.  No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

Section 6.9     Transfer of Shares.  Shares of any series or class shall be transferable on the records of the Trust upon delivery to the Trust or its transfer agent or agents of appropriate evidence of assignment, transfer, succession, or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor.  Upon such delivery the transfer shall be recorded on the register of the appropriate series or class.  Until such record is made, the Trustees, the transfer agent, and the officers, employees, and agents of the Trust shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

Section 6.10     Voting Powers.  The Shareholders shall have power to vote only: (i) for the election of Trustees as provided in Section 3.4 hereof; (ii) with respect to any investment advisory or management contract entered into pursuant to and to the extent required by Section 4.2 hereof; (iii) with respect to the removal of Trustees pursuant to Section 6.16 hereof; (iv) with respect to any termination of the Trust, as provided in Section 9.1 hereof; (v) with respect to any amendment of this Declaration to the extent and as provided in Section 9.2 hereof; and (vi) with respect to such additional matters relating to the Trust as may be required by this Declaration or the Bylaws or by reason of the registration of the Trust or the Shares with the Commission or any state or by any applicable law or any regulation or order of the Commission or any state or as the Trustees may consider necessary or desirable.  On any matter submitted to a vote of Shareholders, all Shares issued and outstanding shall, subject to applicable law, be voted as a single class in the aggregate and not by series or class, except with respect to (x) any matter determined by the Trustees to affect Shareholders of any particular series or class in a material respect different from the Shareholders of one or more other series or classes; and (y) such matters as may be otherwise required by this Declaration or by the Bylaws or by reason of the registration of the Trust or its Shares with the Commission or any state or by any applicable law (including the 1940 Act) or any regulation or order of the Commission or any state or as the Trustees may consider necessary or desirable.  With respect to such matters, Shareholders of each affected series or class shall have the power to vote as a separate series or class, as determined by the Trustees, and Shareholders that are not so affected shall not be entitled to vote.  Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy.  Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the Bylaws or this Declaration to be taken by Shareholders.  The Bylaws may include further provisions for Shareholders’ votes and related matters.

Section 6.11     Meetings of Shareholders.  Meetings of the Shareholders may be called at any time by the Chair of the Board of Trustees, the President, or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable.  Without limiting the provisions of Section 6.13 hereof, a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than a majority of all of the Shares entitled to be voted at such meeting; provided that, the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

Section 6.12     Action Without a Meeting.  Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the Bylaws consents to the action in writing and the written consents are filed with the records of Shareholders’ meetings.  Such consents shall be treated for all purposes as a vote taken at a Shareholders’ meeting.

Section 6.13     Quorum and Required Vote.  One-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or class shall vote as a series or class, then one-third (33 1/3%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class.  Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within six months after the date set for the original meeting without the necessity of further notice.  Except when a larger vote is required by any provision of this Declaration or the Bylaws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question; provided that, where any provision of law or of this Declaration permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

Section 6.14     Delivery by Electronic Transmission or Otherwise.  Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument, or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the sole discretion of the Trustees, be given, granted, or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

Section 6.15     Additional Provisions.  The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters.

Section 6.16     Removal of Trustees by Shareholders.  No Trustee shall serve as trustee of the Trust after the holders of record of not less than two-thirds of the outstanding Shares of the Trust have declared that such Trustee be removed from office by votes cast in person or by proxy at a meeting called for such purpose.  Notwithstanding the provisions of Section 6.11 hereof, the Trustees shall comply at all times with the provisions of the 1940 Act, including without limitation Section 16(c) thereof or any successor section, pertaining to the removal of Trustees by Shareholders.

ARTICLE VII
REPURCHASE AND REDEMPTION OF COMMON SHARES

Section 7.1     Repurchase of Shares.  From time to time, the Trust may repurchase its Common Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom.  The Trust may require Common Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter, or to any other person designated by the Trustees upon repurchase of Common Shares in such amount as shall be determined from time to time by the Trustees.  The Trust may also charge a repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees.  The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the repurchase of Common Shares of the Trust.  Subject to applicable federal law, including the 1940 Act, and except as otherwise determined by the Trustees, upon repurchase, Common Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which such Shares were entitled to vote had been set on a date prior to the date on which such Shares were repurchased.

Section 7.2     Price.  Common Shares may be repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, or any other form of charge authorized by the Trustees.  With respect to Common Shares, net asset value shall be determined as set forth in Article VIII hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Payment for Common Shares repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

Section 7.3     Repurchase by Agreement.  The Trust may repurchase Common Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VIII hereof as of the time specified in the prospectus of the Trust at the time in effect.

Section 7.4     Involuntary Redemption; Disclosure of Ownership.

(a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Common Shares or other securities of the Trust or any series or class thereof has or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Code or would cause the Trust to be treated as a personal holding company under the Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number of Common Shares sufficient in the opinion of the Trustees to (A) maintain or bring the direct or indirect ownership of Common Shares into conformity with the requirements for such qualification, or (B) avoid or to continue to avoid the treatment of the Trust as a personal holding company under the Code; and (ii) to refuse to transfer or issue Common Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification or treatment.  Any redemption pursuant to this Section 7.4 shall be effected at net asset value determined in accordance with Section 8.1 below.

(b) The holders of Common Shares of the Trust shall, upon request, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Common Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury regulations, or with the requirements of any other taxing authority.

(c) The Trustees shall have the power to redeem Common Shares in any Shareholder’s account at a redemption price determined in accordance with Section 8.1 below if at any time the total number of Common Shares held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Common Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.

ARTICLE VIII
DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

Section 8.1     By Whom Determined.  Subject to applicable federal law, including the 1940 Act, and Article VI hereof, the Trustees, in their sole discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) such bases and time (including any methodology or plan) for determining the per Share or net asset value of the Common Shares of the Trust or any series or classes thereof or net income attributable to the Common Shares of the Trust or any series or classes thereof, or the declaration and payment of dividends and distributions on the Shares of the Trust or any series or classes thereof and the method of determining the Shareholders to whom dividends and distributions are payable, as they may deem necessary or desirable.  The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

Section 8.2     Distributions.  Without limiting the powers of the Trustees under Section 3.1 of Article III hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to Shareholders such income and capital gains, accrued or realized, or returns of capital as the Trustees may determine, after providing for actual, accrued, or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices.  Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person or Persons to whom such authority has been delegated by the Trustees) and may be different among Shareholders including differences among Shareholders of the same series or class.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.

Section 8.3     Allocations and Distributions for Tax Purposes.  Inasmuch as the computation of net income and gains for federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.

ARTICLE IX
DURATION; DISSOLUTION AND TERMINATION
OF TRUST; AMENDMENT; MERGERS, ETC.

Section 9.1     Duration and Termination.

(a)     Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time.  The Trust may be dissolved and terminated by the affirmative vote of at least a majority of the Shares outstanding or by a vote of the Trustees.  Upon the termination of the Trust:

(1)	The Trust shall carry on no business except for the purpose of winding up its affairs.

(2)
The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that, any sale, conveyance, assignment, exchange, transfer, or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 9.3 hereof shall receive the approval so required.

(3)
After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)     After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination.  Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 9.2     Amendment Procedure.

(a)     Except as specifically provided herein, the Trustees may, without a Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Trustees.  Such an amendment shall be authorized by a Majority Shareholder Vote if it would limit the right of a Shareholder to vote under Section 6.10 or amend this Section 9.2 or if Shareholder authorization is required by the 1940 Act, with the series and classes of Shares entitled to vote on such an amendment determined pursuant to Section 6.10 hereof; provided that, for the avoidance of doubt, the issuance of additional voting Shares would not, on its own, be considered to limit the right of a Shareholder to vote under Section 6.10 for purposes of this sentence.  Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees, and agents of the Trust, or (iii) permit assessments upon Shareholders.

(b)     An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.  Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees).

Section 9.3     Merger, Consolidation, and Sale of Assets.  Pursuant to an agreement of merger or consolidation, the Trust, may, by act of a majority of the Trustees, without the vote or consent of the Shareholders, merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration that would otherwise require the approval of such Shareholders.  In accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the Bylaws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Trust is the surviving or resulting business trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Act.

Section 9.4     Conversion to Other Business Entities.  A majority of the Trustees may, without the vote or consent of the Shareholders, cause (i) the Trust to convert to a common law trust, a general partnership, limited partnership, or a limited liability company organized, formed, or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the Delaware Act; (ii) the Shares of the Trust to be converted into beneficial interests in another business trust created pursuant to this Section 9.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided that, if required by the 1940 Act, no such statutory conversion, Share conversion, or Share exchange shall be effective unless the terms of such transaction shall first have been approved at a meeting called for that purpose by a Majority Shareholder Vote of the Trust, as applicable; provided, further, that, in all respects not governed by statute or applicable law, the Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger, or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust into beneficial interests in such separate business trust or trusts.

Section 9.5     Incorporation.  Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, (i) cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association, or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey, and transfer Trust Property to any such corporation, trust, partnership, association, or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association, or other organization, or any corporation, partnership, trust, association, or other organization in which the Trust holds or is about to acquire shares or any other interest, or (ii) cause the Trust to incorporate under the laws of Delaware.

ARTICLE X
MISCELLANEOUS

Section 10.1     Registered Agent; Registered Office.  The Registered Agent of the Trust within the State of Delaware for service of process, and the Registered Office of the Trust within the State of Delaware, shall be 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent at such address shall be Corporation Service Company, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration; provided that, such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State of Delaware.

Section 10.2     Governing Law.  The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided that, there shall not be applicable to the Trust, the Trustees, or this Declaration (i) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code; or (ii) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (A) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (B) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (C) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (D) fees or other sums payable to trustees, officers, agents, or employees of a trust, (E) the allocation of receipts and expenditures to income or principal, (F) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (G) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.  The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.3     Counterparts.  This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.4     Reliance by Third Parties.  Any certificate executed by an officer of the Trust or a Trustee certifying to: (i) the number or identity of Trustees or Shareholders; (ii) the due authorization of the execution of any instrument or writing; (iii) the form of any vote passed at a meeting of Trustees or Shareholders; (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration; (iv) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees; or (v) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

Section 10.5     Provisions in Conflict with Law or Regulations.

(a)     The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration; provided that, such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)     If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 10.6     Use of Name.  The Trust is adopting its name through permission of the firm of Nilsine Partners, LLC, which is entering into a management or advisory contract with the Trust.  Such contract shall make appropriate provisions that upon the termination of such contract for any cause, or if such firm, or a subsidiary, affiliate, or successor thereof, deems it advisable to withdraw the right to the use of its name, the Trust will, at the request of such firm, or of a subsidiary, affiliate, or successor thereof lawfully using the name, take such action as may be necessary to change its name to eliminate all use of or reference to “Nilsine” in any form and will not use the registered service mark of Nilsine Partners, LLC or its affiliates without the written consent of such firm, subsidiary, affiliate, or successor.  The Trust shall also agree in such contract that investment companies other than the Trust for which such firm or a subsidiary or successor thereof may act as investment adviser, and other companies affiliated with Nilsine Partners, LLC, may be formed with “Nilsine” in their corporate titles.  Such agreements on the part of the Trust are hereby made binding upon it, its Trustees, officers, shareholders, creditors, and all other persons claiming under or through it.

Section 10.7     Derivative Actions.  In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)     The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed.  For purposes of this Section 10.7(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act);

(b)     Unless a demand is not required under paragraph (a) of this Section 10.7, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold Shares representing 10% or more of all Shares issued and outstanding or of the series or classes thereof to which such action relates if it does not relate to all series and classes, shall join in the request for the Trustees to commence such action; and

(c)     Unless a demand is not required under paragraph (a) of this Section 10.7, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.

For purposes of this Section 10.7, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as that term is defined in the Delaware Act).  The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.  Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders.  Where demand is not required under this Section 10.7, a Shareholder may only bring a derivative action if Shareholders owning not less than 10% of the then outstanding Shares of the Trust or such series or class joins in the bringing of such court action, proceeding or claim.  Notwithstanding the foregoing, however, no provision of this Section 10.7 shall apply to any claims arising under the U.S. federal securities laws.

Section 10.8     General Direct Actions.

(a)     General.  To the fullest extent permitted by Delaware law, the Shareholders’ right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct Action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Act.  To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 10.8(b) shall apply.  Notwithstanding the foregoing, however, no provision of this Section 10.8 shall apply to any claims arising under the U.S. federal securities laws.

(b)     Required Conditions.  No Shareholder may maintain a General Direct Action unless holders of at least 10% of the outstanding Shares or, if less than all outstanding series or classes are alleged to have been harmed in connection with the General Direct Action, 10% of the Shares in the respective series, class, or classes alleged to have been harmed, join in the bringing of such action.  In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(1)
the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the Trustees to authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(2)
unless a demand is not required under clause (1) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action.

Section 10.9     Inspection of Records and Reports.  To the fullest extent permitted by law, every Trustee shall have the right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.  No Shareholder shall have any right to inspect any account, book, or document of the Trust that is not publicly available, except as conferred by the Trustees.  The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 10.10     Exclusive Delaware Jurisdiction.  Each Trustee, each officer, and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company, or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Act, (i) irrevocably agrees that any claims, suits, actions, or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Act, this Declaration, or the Bylaws (including, without limitation, any claims, suits, actions, or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations, or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Act, or (E) any other instrument, document, agreement, or certificate contemplated by any provision of the Delaware Act, this Declaration, or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions, or proceedings (x) sound in contract, tort, fraud, or otherwise, (y) are based on common law, statutory, equitable, legal, or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action, or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action, or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action, or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action, or proceeding is improper; and (iv) consents to process being served in any such claim, suit, action, or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law.  Notwithstanding the foregoing, however, no provision of this Section 10.10 shall apply to any claims arising under the U.S. federal securities laws.

Section 10.11     Waiver of Jury Trial.  IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN THE SUPERIOR COURT IN THE STATE OF DELAWARE, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 10.12     Conversion.  Notwithstanding any other provisions of this Declaration or the Bylaws, a favorable vote of not less than 75% of the Shares of the Trust entitled to vote on the matter, each affected series or class outstanding, voting as separate series or classes, shall be required to approve, adopt, or authorize an amendment to this Declaration that makes the Common Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) entitled to vote on the matter shall be required.  Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company.  Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 10.13     Section Headings; Interpretation.  Section headings in this Declaration are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  References in this Declaration to “this Declaration” shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as “hereof,” “herein,” and “hereunder” shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ Kent Alder
Kent Alder
as Trustee and not individually

/s/ Brett R. Bills
Brett R. Bills
as Trustee and not individually

/s/ Bryan D. Wiggins
Bryan D. Wiggins
as Trustee and not individually